As filed with the Securities and Exchange Commission on April 7, 2017
Registration No. 333-216298

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
Amendment No. 2 to FORM S-4 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
DELEK HOLDCO, INC. (Exact name of registrant as specified in its charter)

Delaware	001-694426	35-2581557
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

7102 Commerce Way Brentwood, Tennessee 37207 (615) 771-6701 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Ezra Uzi Yemin, Chief Executive Officer
Delek Holdco, Inc.
7102 Commerce Way
Brentwood, Tennessee 37027
(615) 771-6701
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Gillian A. Hobson, Esq. Vinson & Elkins LLP 1001 Fannin Street Suite 2500 Houston, Texas 77002 (713) 758-3747	James Ranspot Senior Vice President, General Counsel and Secretary Alon USA Energy, Inc. 12700 Park Central Drive, Suite 1600 Dallas, TX 75251 (972) 367-3600	Amber Ervin, Esq. General Counsel Delek US Holdings, Inc. 7102 Commerce Way Brentwood, Tennessee 37027 (615) 771-6701	Manuel G. Rivera, Esq. Norton Rose Fulbright US LLP 1301 Avenue of the Americas New York, New York 10019 (212) 318-3296	Daniel L. Mark, Esq. Baker Botts LLP 910 Louisiana Street Houston, Texas 77002 (713) 229-1723
Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and upon completion of the Mergers described herein.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ¨
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ¨
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ¨
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐(Do not check if a smaller reporting company)	Smaller reporting company	☐
If applicable, place an ☐in the box designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share	86,210,601 shares	N/A	$1,993,189,101	$231,011
(1) Calculated in accordance with Rules 457(c), 457(f)(1) and 457(f)(3) under the Securities Act of 1933, as amended (the “Securities Act”).
(2) Previously paid.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Delek Holdco, Inc. is filing this Amendment No. 2 (this "Amendment"), to its registration statement on Form S-4 (the "Registration Statement") as an exhibit-only filing to file Exhibit 8.2 to the Registration Statement. Accordingly, this Amendment consists of only the cover page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement and Exhibit 8.2. The joint proxy statement/prospectus contained in the Registration Statement is unchanged and has been omitted.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS; UNDERTAKINGS
Item 20.    Indemnification of Directors and Officers
Delaware General Corporation Law
Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.
Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
Section 145 of the DGCL further provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and that the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Certificate of Incorporation
The registrant’s amended and restated certificate of incorporation provides that, to the fullest extent permitted by the DGCL, as the same exists or hereafter may be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for the breach of any fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
Bylaws
The registrant’s amended and restated bylaws provide that the registrant shall indemnify any director or officer of the corporation, and may indemnify any other person, who (a) was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful, and (b) was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
These descriptions of director liability and indemnification provisions are intended as a summary only and are qualified in their entirety by reference to HoldCo’s amended and restated certificate of incorporation and amended and restated bylaws, each of which has been filed with the SEC.
Indemnification Agreements

The registrant has entered into indemnification agreements with its directors and executive officers which would require the registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status.
In addition, under the merger agreement, the registrant will indemnify and hold harmless all past and present directors and officers of Alon following the closing of the Mergers for liability arising out of the fact that each such person was a director or officer of Alon prior to the date of the merger agreement.
Insurance
The registrant maintains directors’ and officers’ liability insurance for its directors and officers.

Item 21.    Exhibits.
The following Exhibits are filed as part of, or are incorporated by reference in, this Registration Statement:

Exhibit Number	Description
2.1
Agreement and Plan of Merger dated as of January 2, 2017, among Delek US Holdings, Inc., Delek Holdco, Inc., Dione Mergeco, Inc., Astro Mergeco, Inc. and Alon USA Energy, Inc.* (included as Annex A to the joint proxy statement/prospectus forming a part of this Registration Statement on Form S-4 and incorporated herein by reference).

2.2
First Amendment to Agreement and Plan of Merger dated as of February 27, 2017, among Delek US Holdings, Inc., Delek Holdco, Inc., Dione Mergeco, Inc., Astro Mergeco, Inc. and Alon USA Energy, Inc.* (included as Annex B to the joint proxy statement/prospectus forming a part of this Registration Statement on Form S-4 and incorporated herein by reference).

3.1§	Certificate of Incorporation of Delek Holdco, Inc.
3.2§	Bylaws of Delek Holdco, Inc.
3.3§	Form of Amended and Restated Certificate of Incorporation of Delek Holdco, Inc. to be in effect upon the closing of the Mergers.
3.4§	Form of Amended and Restated Bylaws of Delek Holdco, Inc. to be in effect upon the closing of the Mergers.
3.5
Indenture related to the 3.00% Convertible Senior Notes due 2018, dated as of September 16, 2013, among Alon USA Energy, Inc. and U.S. Bank National Association, as trustee (including form of 3.00% Convertible Senior Note due 2018) (incorporated by reference to Exhibit 4.1 to Alon USA Energy, Inc.’s Current Report on Form 8-K, filed September 16, 2013).

5.1+	Opinion of Baker Botts LLP as to the validity of the securities being registered
8.1§	Opinion of Baker Botts LLP regarding certain tax matters
8.2	Opinion of Vinson & Elkins LLP regarding certain tax matters
10.1
Voting, Irrevocable Proxy and Support Agreement dated as of January 2, 2017, by and between Delek US Holdings, Inc. and Alon USA Energy, Inc. (included as Annex C to the joint proxy statement/prospectus forming a part of this Registration Statement on Form S-4 and incorporated herein by reference).

10.2
Voting, Irrevocable Proxy and Support Agreement dated as of January 2, 2017, by and between Delek US Holdings, Inc., David Wiessman and D.B.W. Holdings (2005) Ltd. (included as Annex D to the joint proxy statement/prospectus forming a part of this Registration Statement on Form S-4 and incorporated herein by reference).

10.3
Voting, Irrevocable Proxy and Support Agreement dated as of January 2, 2017, by and between Delek US Holdings, Inc., Jeff Morris and Karen Morris (included as Annex E to the joint proxy statement/prospectus forming a part of this Registration Statement on Form S-4 and incorporated herein by reference).

21.1§	Subsidiaries of Delek Holdco, Inc.
23.1§	Consent of Baker Botts LLP (included in Exhibit 8.1)
23.2	Consent of Vinson & Elkins LLP (included in Exhibit 8.2)
23.3§	Consent of KPMG LLP, independent registered public accounting firm
23.4§	Consent of Ernst & Young LLP, independent registered public accounting firm
99.1§	Consent of Tudor, Pickering, Holt & Co. Securities, Inc.
99.2§	Consent of J.P. Morgan Securities LLC
99.3§	Form of Proxy of Delek US Holdings, Inc.
99.4§	Form of Proxy of Alon USA Energy, Inc.
99.5§	Consent of David Wiessman to be named as a director of Delek Holdco, Inc.
99.6§	Consent of William J. Finnerty to be named as a director of Delek Holdco, Inc.
99.7§	Consent of Carlos E. Jordá to be named as a director of Delek Holdco, Inc.
99.8§	Consent of Charles H. Leonard to be named as a director of Delek Holdco, Inc.
99.9§	Consent of Gary M. Sullivan, Jr. to be named as a director of Delek Holdco, Inc.
99.10§	Consent of Shlomo Zohar to be named as a director of Delek Holdco, Inc.
* Annexes, schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Delek agrees to furnish supplementally a copy of any omitted attachment to the Securities and Exchange Commission on a confidential basis upon request.
+ To be filed by amendment.
§ Previously filed.

Item 22.    Undertakings

(a)	The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(5) That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)
(1) The undersigned registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.
(2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(f)
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the joint proxy/registration statement through the date of responding to the request.

(g)
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the joint proxy/registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned hereunto duly authorized, in the City of Brentwood, State of Tennessee, on April 7, 2017.
DELEK HOLDCO, INC.

By: /s/ Ezra Uzi Yemin
Ezra Uzi Yemin
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ezra Uzi Yemin	Director, President and Chief Executive Officer (Principal Executive Officer)	April 7, 2017
Ezra Uzi Yemin
/s/ Assaf Ginzburg	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 7, 2017
Assaf Ginzburg

EXHIBIT INDEX

Exhibit Number	Description
2.1
Agreement and Plan of Merger dated as of January 2, 2017, among Delek US Holdings, Inc., Delek Holdco, Inc., Dione Mergeco, Inc., Astro Mergeco, Inc. and Alon USA Energy, Inc.* (included as Annex A to the joint proxy statement/prospectus forming a part of this Registration Statement on Form S-4 and incorporated herein by reference).

2.2
First Amendment to Agreement and Plan of Merger dated as of February 27, 2017, among Delek US Holdings, Inc., Delek Holdco, Inc., Dione Mergeco, Inc., Astro Mergeco, Inc. and Alon USA Energy, Inc.* (included as Annex B to the joint proxy statement/prospectus forming a part of this Registration Statement on Form S-4 and incorporated herein by reference).

3.1§	Certificate of Incorporation of Delek Holdco, Inc.
3.2§	Bylaws of Delek Holdco, Inc.
3.3§	Form of Amended and Restated Certificate of Incorporation of Delek Holdco, Inc. to be in effect upon the closing of the Mergers.
3.4§	Form of Amended and Restated Bylaws of Delek Holdco, Inc. to be in effect upon the closing of the Mergers.
3.5
Indenture related to the 3.00% Convertible Senior Notes due 2018, dated as of September 16, 2013, among Alon USA Energy, Inc. and U.S. Bank National Association, as trustee (including form of 3.00% Convertible Senior Note due 2018) (incorporated by reference to Exhibit 4.1 to Alon USA Energy, Inc.’s Current Report on Form 8-K, filed September 16, 2013).

5.1+	Opinion of Baker Botts LLP as to the validity of the securities being registered
8.1§	Opinion of Baker Botts LLP regarding certain tax matters
8.2	Opinion of Vinson & Elkins LLP regarding certain tax matters
10.1
Voting, Irrevocable Proxy and Support Agreement dated as of January 2, 2017, by and between Delek US Holdings, Inc. and Alon USA Energy, Inc. (included as Annex C to the joint proxy statement/prospectus forming a part of this Registration Statement on Form S-4 and incorporated herein by reference).

10.2
Voting, Irrevocable Proxy and Support Agreement dated as of January 2, 2017, by and between Delek US Holdings, Inc., David Wiessman and D.B.W. Holdings (2005) Ltd. (included as Annex D to the joint proxy statement/prospectus forming a part of this Registration Statement on Form S-4 and incorporated herein by reference).

10.3
Voting, Irrevocable Proxy and Support Agreement dated as of January 2, 2017, by and between Delek US Holdings, Inc., Jeff Morris and Karen Morris (included as Annex E to the joint proxy statement/prospectus forming a part of this Registration Statement on Form S-4 and incorporated herein by reference).

21.1§	Subsidiaries of Delek Holdco, Inc.
23.1§	Consent of Baker Botts LLP (included in Exhibit 8.1)
23.2	Consent of Vinson & Elkins LLP (included in Exhibit 8.2)
23.3§	Consent of KPMG LLP, independent registered public accounting firm
23.4§	Consent of Ernst & Young LLP, independent registered public accounting firm
99.1§	Consent of Tudor, Pickering, Holt & Co. Securities, Inc.
99.2§	Consent of J.P. Morgan Securities LLC
99.3§	Form of Proxy of Delek US Holdings, Inc.
99.4§	Form of Proxy of Alon USA Energy, Inc.
99.5§	Consent of David Wiessman to be named as a director of Delek Holdco, Inc.
99.6§	Consent of William J. Finnerty to be named as a director of Delek Holdco, Inc.
99.7§	Consent of Carlos E. Jordá to be named as a director of Delek Holdco, Inc.
99.8§	Consent of Charles H. Leonard to be named as a director of Delek Holdco, Inc.
99.9§	Consent of Gary M. Sullivan, Jr. to be named as a director of Delek Holdco, Inc.
99.10§	Consent of Shlomo Zohar to be named as a director of Delek Holdco, Inc.
* Annexes, schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Delek agrees to furnish supplementally a copy of any omitted attachment to the Securities and Exchange Commission on a confidential basis upon request.
+ To be filed by amendment.
§ Previously filed.